Exhibit 10.8
AMENDMENT 2006-I
IGT PROFIT SHARING PLAN
     WHEREAS, International Game Technology, a Nevada corporation (the “Company”), maintains the IGT Profit Sharing Plan, as amended (the “Plan”); and
     WHEREAS, the Company has the right to amend the Plan, has approved the Plan amendments set forth below, and has instructed the undersigned duly authorized officer of the Company to execute this document to conclusively evidence the approval and adoption of such amendment.
     NOW, THEREFORE, effective as of January 1, 2006 or as otherwise noted, the Plan is hereby amended in the following manner:
     1. The definition of “Related Company” in Section 1.2 is hereby amended by revising the last sentence to read as follows:
     “Notwithstanding the foregoing, except as provided in the following sentences, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under clauses (a) through (d) above. With respect to each Eligible Employee who was employed by WagerWorks, Inc. (“WagerWorks”) or any of its subsidiaries as of August 25, 2005 (the date of acquisition of WagerWorks by the Company), WagerWorks or any of its subsidiaries shall be treated as a Related Company prior to such acquisition but only for purposes of determining such Eligible Employees’ Years of Vesting Service. With respect to each Eligible Employee who was employed by Venture Catalyst Inc. (“VCAT”) or any of its subsidiaries as of the date of the acquisition of VCAT by the Company, VCAT or any of its subsidiaries shall be treated as a Related Company prior to such acquisition but only for purposes of determining such Eligible Employees’ Years of Vesting Service.”
     2. Section 3.6(d)(1) of the Plan is hereby amended in its entirety to read as follows:
     “(1) Excess Compensation Deferrals, and any earnings attributable thereto (determined under one of the methods permitted by applicable Treasury Regulations), may be distributed to the Participant (as set forth in subsection (e)) within the 2-1/2 month period following the close of the Plan Year to which the excess Compensation Deferrals relate to the extent feasible, but in all events no later than 12 months after the close of such Plan Year. Any such excess Compensation Deferrals distributed from the Plan with respect to a Participant for a Plan Year shall be reduced by any amount previously distributed to such Participant under Section 3.5(b) for the Participant’s taxable year ending with or within such Plan Year.”

     3. Section 3.6(d)(4) of the Plan is hereby amended in its entirety to read as follows:
     “(4) The Company, in its discretion, may make a contribution to the Plan, which will be allocated among the Accounts of all Participants, or only those who are non-Highly Compensated Employees (as determined by the Company) who have met the requirements of Section 2.1 or 2.3, as applicable. Such contributions will be allocated by using a ratio method where each Participant receives an amount in a ratio represented by his or her Compensation for the Plan Year as it bears to the total Compensation of all such Participants for the Plan Year, as required to satisfy the tests. Such contributions shall be fully (100%) vested at all times, and shall be subject to the withdrawal restrictions which are applicable to Compensation Deferrals. Such contributions shall be considered ‘Qualified Non-Elective Contributions’ under applicable Treasury Regulations. Notwithstanding the foregoing, in the event that the Company makes Qualified Non-Elective Contributions to the Plan for any given Plan Year, the Company, in its discretion, may elect to allocate such contributions to any or all Participants for that Plan Year by any other method allowed under applicable Treasury Regulations.”
     4. Section 3.7(d) of the Plan is hereby amended in its entirety to read as follows:
     “(d) If, at the end of a Plan Year, the contribution percentage for Highly Compensated Employees exceeds the limits established in (c), then the Committee may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:
          (1) Excess Employer Matching Contributions (and any earnings attributable thereto (determined under one of the methods permitted by applicable Treasury Regulations)) may be forfeited.
          (2) Excess Employer Matching Contributions (and any earnings attributable thereto (determined under one of the methods permitted by applicable Treasury Regulations)) may be distributed to the Participant within the 2-1/2 month period following the close of the Plan Year to the extent feasible, and in all events no later than 12 months after the close of the Plan Year.”
     5. Section 5.2 of the Plan is hereby amended by adding the following new subsection (e), effective as of January 1, 2007, to read as follows:
     “(e) Notwithstanding anything to the contrary in the preceding subsections of this Section 5.2, any Participant who is employed by the Company or a Related Company on or after January 1, 2007 shall become vested in his Company Contribution Account as follows:
     (1) 100% if, while an Employee, he attains his Normal Retirement Age, incurs a Disability, or dies; or
     (2) in accordance with the following schedule:
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Years of
Vesting Service	Percentage Vested
Less than 1	0%
1	10%
2	20%
3	40%
4	60%
5	80%
6 or more	100%
     6. Section 6.2(a) of the Plan is hereby amended in its entirety to read as follows:
     “(a) Subject to the approval of the Committee and guidelines promulgated by the Committee, withdrawals from the Participant’s Compensation Deferral Account and Rollover Account may be permitted, provided the withdrawal is required to meet an immediate and heavy financial need. The determination that the distribution is on account of an immediate and heavy financial need of a Participant shall be made in accordance with uniform principles consistently applied and with pertinent Code Sections and corresponding regulations. A financial need shall not fail to qualify as immediate and heavy merely because the need was reasonably foreseeable or voluntarily incurred by the Participant.
A distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:
     (1) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);
     (2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
     (3) Payment of tuition and related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B));
     (4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence, or foreclosure on the mortgage on that residence;
     (5) Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, without regard to Code Section 152(d)(1)(B));
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     (6) Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income; or
     (7) Any other circumstance which the Department of the Treasury determines to be a deemed immediate and heavy financial need and is approved by the Committee as a reason for permitting distribution under this Section 6.4.
     The Committee shall determine, in a non-discriminatory manner, whether a Participant has a financial hardship. A distribution may be made under this Section 6.2 only if such distribution does not exceed the amount required to meet the immediate financial need created by the hardship (including taxes or penalties reasonably anticipated from the distribution) and is not reasonably available from other resources of the Participant.”
     IN WITNESS WHEREOF, the undersigned duly authorized officer of the Company has executed this Amendment 2006-I on this                      day of                     , 2006.

INTERNATIONAL GAME TECHNOLOGY
By:

Print Name:	Tami Corbin

Title:	Vice President, Human Resources

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